SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2004

DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other Jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3300 Enterprise Parkway, Beachwood, Ohio 44122

Registrant’s telephone number, including area code (216) 755-5500

N/A

(Former name of former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On April 29, 2004, the Company issued a News Release containing financial results of the Company (the “News Release”) and a quarterly financial supplement containing financial and property information of the Company (“Quarterly Supplement”) for the three months ended March 31, 2004. A Copy of the News Release is attached hereto as exhibit 99.1 and a copy of the Quarterly Supplement is attached hereto as Exhibit 99.2. This information is being furnished under Item 9 (Regulation FD Disclosure) and under Item 12 (Results of Operations and Financial Condition), pursuant to SEC Release No. 33-8216.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

April 29, 2004	/s/ William H. Schafer
Date
William H. Schafer
Senior Vice President and Chief Financial Officer